Joint Filer Information


NAME:  PWJ Funding LLC

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: March 16, 2006


SIGNATURE:

/s/ Michael Weiss
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Michael Weiss, CFO of Prentice Capital Management, LP, its Manager



NAME: PWJ Lending LLC

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: March 16, 2006


SIGNATURE:

/s/ Jonathan Duskin
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Jonathan Duskin, Managing Director



NAME: Michael Zimmerman

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: March 16, 2006


SIGNATURE:

/s/ Michael Zimmerman
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Michael Zimmerman

NAME: WJ Acquisition Corp.

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: March 16, 2006


SIGNATURE:

/s/ Michael Weiss
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Michael Weiss, Vice President



NAME:  WJ Holding Corp.

ADDRESS:  623 Fifth Avenue, 32nd Floor
          New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP

ISSUER: Whitehall Jewellers, Inc.

DATE OF EVENT REQUIRING STATEMENT: March 16, 2006


SIGNATURE:

/s/ Michael Weiss
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Michael Weiss, Vice President